Exhibit 10.9

THIRD AMENDMENT

TO

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS THIRD AMENDMENT, dated May 23, 2012 (this “Amendment”), to the Second Amended and Restated Shareholders Agreement, dated September 1, 2010 (the “Original Shareholders Agreement”), as amended by the First Amendment to Second Amended and Restated Shareholders Agreement, dated October 14, 2010 (the “First Amendment”), and as amended by the Second Amendment to Second Amended and Restated Shareholders Agreement, dated November 22, 2011 (together with the Original Shareholders Agreement and the First Amendment, the “Shareholders Agreement”), is made by and among Five Below, Inc., a Pennsylvania corporation (the “Company”), and the undersigned shareholders of the Company (the “Holders”).

BACKGROUND

A. The Company has filed a registration statement with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, in order to undertake the Initial Public Offering of the Company’s common stock.

B. In connection with the Initial Public Offering, the Holders desire to enter into this Amendment in order to amend and terminate certain provisions of the Shareholders Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

AGREEMENT

1. Amendment of the Shareholders Agreement. Effective upon the date of this Amendment, the Shareholders Agreement shall be amended as follows:

a. The definition of “Advent Funds” is hereby deleted and replaced in its entirety with the following:

“Advent Funds” means Advent-Five Below Acquisition Limited Partnership.

b. The following defined term is hereby added to the Shareholders Agreement after the definition of “Advent Funds” and before the definition of “Board of Directors”:

“Affiliate” shall mean any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

c. The definition of “Significant Common Shareholder” is hereby deleted and replaced in its entirety with the following:

“Significant Common Shareholder” shall mean each of the following and his or its Affiliates: Blue 9 Fund I, L.P., LLR Equity Partners II, L.P., LLR

Equity Partners Parallel II, L.P., Advent-Five Below Acquisition Limited Partnership, Sargent Family Investment, LLC, Thomas Vellios, David Schlessinger, Thomas Ryan and Ronald Sargent.

d. Section 4.1 of the Shareholders Agreement is hereby deleted and replaced in its entirety with the following:

4.1 Term.

(a) This Agreement shall terminate upon the occurrence of any of the following events:

(i) excluding the consummation of the transactions contemplated by the Investment Agreement, the liquidation or dissolution of the Company, or a merger, recapitalization, reorganization or sale of all or substantially all of the assets of the Company which will result in the Shareholders immediately prior to such event not holding at least fifty percent (50%) of the voting power of the surviving, continuing or purchasing entity immediately after such event; or

(ii) a Qualified Public Offering.

(b) This Agreement, or any provision hereof, may be terminated upon the written agreement of (i) the Company, (ii) the Advent Funds, and (iii) the Common Shareholders holding a majority of the then outstanding shares of Common Stock (exclusive of any shares of Common Stock held by the Advent Funds), voting as a separate class.

e. The contact information for the Company set forth in Section 4.5 of the Shareholders Agreement is hereby deleted and replaced in its entirety with the following:

Five Below, Inc.

1818 Market Street

Suite 1900

Philadelphia, PA 19103

Attn: David Schlessinger and Thomas Vellios

Fax: 215.546.8099

Email: dschlessinger@fivebelow.com; tvellios@fivebelow.com

f. Section 4.19 of the Shareholders Agreement is hereby deleted and replaced in its entirety with the following:

4.19 Lock-Up. If requested in writing by the underwriters in connection with the Initial Public Offering, each Shareholder which held 250,000 or more shares of Registrable Securities as of May 15, 2012 agrees not to, directly or indirectly, sell, contract to sell (including without limitation, any short sale), grant any option to purchase, dispose of or otherwise transfer any shares of Registrable Securities (other than shares of Common Stock being registered in the Initial Public Offering), without the consent of such underwriters, for a period of not more than one hundred eighty (180) days following the effective date of the registration statement filed under the

Securities Act relating to the Initial Public Offering. Each such Shareholder agrees to execute and deliver such documents, agreements and instruments as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing. In order to enforce the rights and obligations under this Section 4.19, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each such Shareholder (and the Registrable Securities of every other Person subject to the foregoing restrictions) until the end of such period.

2. Termination of Shareholders Agreement Provisions.

a. Effective immediately prior to, and conditioned upon, the closing of the Initial Public Offering, all of the provisions of Article II, Article III, Section 4.2, Section 4.3 and Section 4.7 of the Shareholders Agreement shall terminate in full and cease to be of any force and effect.

b. Section 4.19 of the Shareholders Agreement shall terminate in full and cease to be of any force and effect one hundred eighty one (181) days following the effective date of the registration statement filed under the Securities Act relating to the Initial Public Offering.

c. The remaining provisions of the Shareholders Agreement shall terminate in full and cease to be of any force and effect on and after the date that no member on the Board of Directors is an employee, officer or director of Advent International Corporation or its Affiliates (which, for purposes of this provision, shall not include the portfolio companies in which funds controlled by Advent International Corporation have invested).

3. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Shareholders Agreement.

4. Expiration Date. Notwithstanding any provision herein to the contrary, if the Initial Public Offering does not close prior to December 31, 2012, the provisions of Section 1c., Section 1f. and Section 2 of this Amendment shall become null and void and of no further force and effect and the definition of “Significant Common Shareholder” and Section 4.19 of the Shareholders Agreement shall automatically be amended to restore the language of the definition of “Significant Common Shareholder” and Section 4.19 of the Shareholders Agreement as in effect immediately prior to this Amendment.

5. Governing Law. This Amendment and the parties’ rights and obligations hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law rules or provisions (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

6. Successors and Assigns. This Amendment shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns. No party may assign its rights, duties or obligations under this Amendment without the prior written consent of the other parties.

7. Counterparts. This Amendment may be executed in any number of separate counterparts, all of which shall constitute one agreement. Execution and delivery of this Amendment may be effected by pdf, facsimile or other electronic transmission of signature pages.

8. Amendments. This Amendment may be amended, modified or terminated, and any provision hereof waived, only in a writing signed by each of the parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be duly executed and delivered on the date and year first above written.

Five Below, Inc.

By:	/s/ Kenneth R. Bull
Name:	Kenneth R. Bull
Title:	Chief Financial Officer, Secretary and Treasurer

/s David Schlessinger
David Schlessinger

/s/ Thomas Vellios
Thomas Vellios

LLR Equity Partners II, L.P.
LLR Equity Partners Parallel II, L.P.

By:	LLR Capital II, L.P., its General Partner

	By:	LLR Capital II, LLC, its General Partner

		By:	/s/ Howard D. Ross
		Name:	Howard D. Ross
		Title:	Member

Advent-Five Below Acquisition Limited Partnership

By:	Advent-Five Below GP LLC, its General Partner

By:	/s/ Michael Ristaino
Name: Michael Ristaino
Title: President

[Third Amendment of Five Below Shareholders Agreement]